Exhibit 99.1

Expion360 Announces Departure of Chief Financial Officer

Chief Executive Officer Brian Schaffner Appointed Interim CFO, Principal Financial and Accounting Officer

REDMOND, OR – December 20, 2024 – Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage solutions, announced today the resignation of Greg Aydelott, Chief Financial Officer of the Company, effective December 31, 2024, due to family health concerns. Mr. Aydelott intends to remain available to the Company on an ongoing basis as a consultant to ensure a smooth transition.

The Company’s Board of Directors has appointed the Company’s Chief Executive Officer, Brian Schaffner, as interim Chief Financial Officer, and Principal Financial and Accounting Officer, effective December 31, 2024, and is conducting a search process to identify a new CFO. Mr. Schaffner previously served as the CFO of Expion360 from March 2021 through January 2023.

“On behalf of our Board of Directors, leadership team and employees, I would like to thank Greg for his outstanding service and commitment over the past three years," said Mr. Schaffner. "He has made significant contributions to Expion360’s success, including managing our growth, strengthening our balance sheet, enhancing our planning and budgeting process, and overseeing investments in new technologies and batteries.”

“This has been an incredible journey with talented people, and it has been a privilege to help lead this passionate team,” said Mr. Aydelott. “I look forward to following the success of Expion360 for years to come.”

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles and marine applications, with residential and industrial applications under development. On December 19, 2023, the Company announced its entrance into the home energy storage market with the introduction of two premium LiFePO4 battery storage systems that enable residential and small business customers to create their own stable micro-energy grid and lessen the impact of increasing power fluctuations and outages.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country. To learn more about the Company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release, including statements about our beliefs and expectations, are "forward-looking statements" and should be evaluated as such. Examples of such forward-looking statements include statements that use forward-looking words such as "projected," "expect," "possibility,” “believe,” “aim,” “goal,” “plan,” and "anticipate," or similar expressions. Forward-looking statements included in this press release include, but are not limited to, statements relating to the expected timing and impact of the executive transition, including Mr. Aydelott’s continuing role as a consultant to the Company, and the Company’s ability to build on its momentum and achieve its financial and strategic objectives. Forward-looking statements are subject to and involve risks, uncertainties, and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by such forward-looking statements.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us